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                                                                    Exhibit 10.9

                            INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT is made as of August 12, 1999, by and among Freei Networks, Inc., a Washington corporation (the "COMPANY"), Sequoia Capital IX, Sequoia Capital Angel Fund, and Sequoia Capital IX Principals Fund (individually, an "INVESTOR" and collectively, the "INVESTOR").

                                    RECITALS

         WHEREAS, the Company proposes to sell and issue an aggregate of 4,812,074 shares of its Series A Convertible Preferred Stock (the "SERIES A STOCK") to the Investors pursuant to the Series A Preferred Stock Purchase Agreement (the "PURCHASE AGREEMENT") of even date herewith;

         WHEREAS, as a condition of entering into the Purchase Agreement, the Investors have requested that the Company extend to them registration rights, information rights, and certain other rights as set forth below, and the Company is willing to grant such rights to the Investors;

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, and conditions set forth herein and in the Purchase Agreement, the parties mutually agree as follows:

         1. DEFINITIONS

         As used in this Agreement, the following terms shall have the following respective meanings:

                  "ACT" means the Securities Act of 1933, as amended.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "FORM S-3 " means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.


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                  "HOLDER" means any person owning or having the right to
acquire Registrable Securities or any assignee thereof in accordance with
Section 2.12 hereof.

                  "INITIAL OFFERING" means the Company's initial firm commitment underwritten public offering of its Common Stock registered under the Act.

                  "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                  "REGISTRABLE SECURITIES " means (i) the shares of Common Stock issuable or issued upon conversion of the Series A Stock and (d) any shares of Common Stock of the Company issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities sold by a person in a private transaction in which the transferor's rights under Section 2 are. not assigned or assignable and any Registrable Securities sold to the public pursuant to a registration statement or Rule 144 promulgated under the Act.

                  "REGISTRABLE SECURITIES THEN OUTSTANDING" means (i) the aggregate number of shares of Common Stock outstanding and (ii) the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities, that are Registrable Securities.

                  "SEC" means the Securities and Exchange Commission.

                  "SHARES" means any shares of, or securities convertible into or exercisable for any shares of, any class of the Company's capital stock.

         2. REGISTRATION RIGHTS

                  2.1 DEMAND REGISTRATION

                           (a) If the Company shall receive at any time or from
time to time after the earlier of (1) the effective date of the registration statement pertaining to the Initial


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Offering or (ii) December 31, 2002, a written request from the Holders of at least fifty percent (50%) of the Registrable Securities then outstanding (the "INITIATING HOLDERS") that the Company file a registration statement under the Act covering the registration of the Registrable Securities then outstanding, then the Company shall, within ten (10) days after receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations set forth in Section 2.1 (b), use its best efforts to effect, as soon as practicable and in any event within sixty (60) days -after the receipt of such request, the registration under the Act of all Registrable Securities that the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with Section 6.5, provided that the Registrable Securities requested by the Holders to be registered pursuant to such request must have an anticipated aggregate public offering price of not less than five million dollars ($5,000,000).

                           (b) If the Initiating Holders intend to distribute
the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 2.1 (a) and the Company shall include such information in the written notice referred to in subsection 2.1 (a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majorityin-interest of the Initiating Holders, provided that such underwriter shall be of nationally recognized standing and shall agree to firmly underwrite such offering. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority-in-interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 2.3(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provisions of this Section 2.1, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.


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                           (c) Notwithstanding the foregoing, if the Company
shall furnish to Holders requesting a registration statement pursuant to this
Section 2. 1, a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the Ming of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period.

                           (d) The Company shall not be obligated to effect, or
to take any action to effect any registration pursuant to Section 2.1:

                                   (i) if, within thirty (30) days after receipt
of a written request from the Initiating Holders pursuant to Section 2.1 (a), the Company gives notice to the Holders of its intent to undertake its Initial Offering within ninety (90) days of such notice;

                                   (ii) during the period commencing on the date
of filing of, and ending on the date one hundred eighty (180) days after the effective date of, a registration statement pertaining to a public offering of Shares, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                                   (iii) after the Company has effected two
registrations pursuant thereto and such registrations have been declared or ordered effective;

                  2.2 COMPANY REGISTRATION If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act In connection with the public offering of such securities solely for cash (other than registrations relating solely to Company stock or option plans or with respect to corporate reorganizations or other transactions under Rule 145 under the Act), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section the Company shall, subject to the provisions of


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Section 2.7, cause to be registered under the Act all of the Registrable
Securities that each such Holder has requested to be registered.

                  2.3 OBLIGATIONS OF THE COMPANY. Whenever required under this
Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                           (a) Prepare and file with the SEC a registration
statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred eighty (180) days provided, however, that (i) such 180-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 180-day period shall be extended, if necessary, to keep the registration statement effective until all such RegistrableSecurities are sold, provided that Rule 415, or any. successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (I) includes any prospectus required by Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and
(II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

                           (b) Prepare and file with the SEC such amendments and
supplements to such registration statement and the prospectus used in connection with such registration statement as MAY BE necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                           (C) Furnish to the Holders such numbers of copies of
a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents AS they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.


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                           (d) Use its best efforts to register and qualify the
securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

                           (e) In the event of any underwritten public offering,
enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting also shall enter into and perform its obligations under such an agreement.

                           (f) Notify each Holder of Registrable Securities
covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                           (g) Cause all such Registrable Securities registered
pursuant hereto to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                           (h) Provide a transfer agent and registrar for all
Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                           (i) Furnish, at the request of any Holder requesting
registration of Registrable Securities pursuant to this Section 2, on the date that such Registrable Securities are delivered to the underwriters for We in connection with a registration pursuant to this Section 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the Otte that the registration statement with respect to such securities becomes effective, (I) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten PUBLIC offering, addressed to the underwriters, if any, and


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to the Holders requesting registration of Registrable Securities, and (ii) a letter, dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                  2.4 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities, as shall be required to effect the registration of such Holder's Registrable Securities.

                  2.5 EXPENSES OF DEMAND REGISTRATION. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 2.1 (which right may be assigned as provided in Section 2.12), including (without limitation) all registration, filing, qualification, printers' and accounting fees, fees and disbursements of counsel for the Company (including fees and disbursements of counsel for the Company in its capacity as counsel to the selling Holders hereunder; if Company counsel does not make itself available for this purpose, the Company will pay the reasonable fees and disbursements, not to exceed fifteen thousand dollars ($15,000), of one counsel for the selling Holders) shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a ma ority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their demand registration rights pursuant to Section 2. 1; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2.1.


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                  2.6 EXPENSES OF COMPANY REGISTRATIO . The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 2.2 for each Holder (which right may be assigned as provided in Section 2.12), including (without limitation) all registration, filing, qualification, printers' and accounting fees, fees and disbursements of counsel for the Company (including fees and disbursements of counsel for the Company in its capacity as counsel to the selling Holders hereunder; if Company counsel does not make itself available for this purpose, the Company will pay the reasonable fees and disbursements, not to exceed fifteen thousand dollars ($15,000), of one counsel for the selling Holders), but excluding underwriting discounts and commissions relating to Registrable Securities.

                  2.7 UNDERWRITING REQUIREMENTS.

                           (a) In connection with any offering involving an
underwriting of Shares, the Company shall not be required under Section 2.2 to include any of the Registrable Securities in such underwriting unless the Holders thereof accept the terms of the underwriting as agreed upon between the Holders of a majority of the Registrable Securities that indicated interest in including,: their Registrable Securities in the underwriting, the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine, in their sole discretion, will not jeopardize the success of the offering by the Company.

                           (b) If the total number of Shares, including
Registrable Securities, requested by shareholders to be included in such offering exceeds the number of Shares to be sold (other than by the Company) that the underwriters determine, in their sole discretion, will be compatible with the success of the offering, then the Company shall be required to include In the offering only that number of Shares, including Registrable Securities, that the underwriters determine in their sole discretion wi 11 not jeopardize the success of the offering. The Shares held by selling shareholders to be included in such offering shall be apportioned pro rata among the selling shareholders according to the total number of Shares entitled to be included therein owned by each selling shareholder or in such other proportions as they shall mutually agree, but in no event shall (i) the number of Registrable Securities included in the offering be reduced below twenty-five percent (25%) of the total number of shares (including shares sold by the company) included in such offering, unless such offering is the initial offering in which case the selling shareholders may be excluded if the underwriters make the determination described above and no other shareholder's securities are included; or (ii) any


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shares being sold by a shareholder exercising a demand registration right be excluded from such offering, notwithstanding (i) above.

                           (c) In apportioning the Shares in accordance with
Section 2.7(b), if a to selling shareholder" is a Holder of Registrable Securities and a partnership or corporation, then the partners, retired partners and shareholders-of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, shall be deemed to be a single "selling shareholder," and any pro-rata reduction with respect to such "selling shareholder" shall be based upon the aggregate number of shares having registration rights owned by all entities and individuals deemed to be such "selling shareholder."

                  2.8 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

                  2.9 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section. 2:

                           (a) To the extent permitted by law, the Company will
indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities or actions in respect thereof) arise out of or are based upon any of the following statements I omissions or violations (collectively a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained In any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements made therein not misleading; or (iii) any violation or alleged violation by the Company of the Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the act, and the company will pay to each such holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action;


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provided; however, that the indemnity agreement contained in this subsection
2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with-written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                           (b) To the extent permitted by law, each selling
Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person or any such underwriter or Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the act, the exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation,; in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 2.9(b), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Holder, which consent shall net be unreasonably withheld; provided, however, that in no event shall any indemnity under this subsection 2.9(b) exceed the net proceeds from the offering received by such Holder.

                           (c) Promptly after receipt by an indemnified party
under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the Indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the


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parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the coun sel retained by the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

                           (d) If the indemnification provided for in this
Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                           (e) Notwithstanding the foregoing, to the extent that
the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions of the underwriting agreement shall control.

                           (f) The obligations of the Company and Holders under
this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2. and otherwise.


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                  2.10 EXCHANGE ACT REPORTS. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                           (a) make and keep public information available, as
those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the registration statement pertaining to the Initial Offering;

                           (b) take such action, including the voluntary
registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to use Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                           (c) file with the SEC in a timely manner all reports
and other documents required of the Company under the Act and the Exchange Act; and

                           (d) furnish to any Holder, so long as the Holder owns
any Registrable Securities, promptly upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act, and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

                  2.11 FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders 4 written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the registrable securities owned by such Holder or Holders, the company will,


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                           (a) promptly give written notice of the proposed
registration, and any related qualification or compliance, to all other Holders; and

                           (b) as soon as practicable, effect such registration
and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in -such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company;. provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.1 1 (i) if Form S-3 is not available for offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than five hundred thousand dollars ($500,000); (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2. 11; provided, however, that the Company shall not invoke this right more than once in any twelve (12) month period; (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected one registration on Form S-3 for the Holders pursuant to this Section 2. 11; or (v) In any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                           (c) Subject to the foregoing, the Company shall file
a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. The Company shall bear and pay all expenses incurred in connection with a registration requested pursuant to
Section 2.11, including (without limitation) all registration, filing, qualification, printer's and accounting fees, fees and disbursements of counsel for the company (including fees and disbursements of counsel for the company in its capacity as counsel to the selling Holder or Holders hereunder; if Company counsel does not make itself available for this purpose, the


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Company will pay the reasonable fees and disbursements of one counsel for the selling Holder or Holders), but excluding underwriting discounts and commissions relating to the sale of the Registrable Securities; provided, however, that the Company shall not be obligated to pay registration expenses under this paragraph if the Company has already effected two registrations on Form S-3 pursuant to this Section 2.11. Registrations effected pursuant to this Section 2.11 shall not be counted as registrations effected pursuant to Sections 2.1 or 2.2.

                  2.12 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a Holder to any partner or retired partner of a Holder that is a partnership, any family member or trust for the benefit of a Holder that is a natural person, or any transferee or assignee who acquires not less than five hundred thousand (500,000) Registrable Securities, provided (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 2.14; and (c) such assignment shall b-. effective only if, immediately following such transfer, the further disposition of such securities by the transferee or assignee is restricted under the Act.

                  2.13 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of not less than two-thirds of Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such bolder or prospective holder (a) to include such securities in any registration filed under Section 2.1 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration. only to the extent that the inclusion of his securities will not reduce the amount of the registrable securities of the holders that is included therein, (b) to make a demand registration that could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in section 2.1 (a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 2.1, or (c) to include such holder or prospective holder's securities in any registration by the Company of any of its stock or other securities in connection with the public offering thereof if such inclusion would reduce the number of registrable securities includable therein by the Holders pursuant to Section 2.2 hereof,

                  2.14 "MARKET STAND-OFF" AGREEMENT. Each Holder hereby agrees that, during the period of duration specified by the Company and the managing underwriter of the Initial Offering, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Comp any held by it at any time during such period except common stock included in such registration; provided, however, that:

                           (a) such agreement shall be applicable only with
respect to the Initial Offering;

                           (b) all officers and directors of the Company, all
other persons with registration rights (whether or not pursuant to this Agreement) and all shareholders who hold greater than one percent (1 %) of the Company's outstanding stock enter into similar agreements;

                           (c) such market stand-off time period shall not
exceed one hundred eighty (180) days after the effective date of the registration statement pertaining to the Initial Offering; and

                           (d) such agreement shall not apply to any Registrable
Securities included in the registration statement pertaining to the Initial Offering.

                  In order to enforce the foregoing covenant, the Company may impose stoptransfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of the period.

                  Notwithstanding the foregoing, the obligations described in this Section 2.14 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form s-4 or similar forms that may be promulgated in the future.

                  2.15 TERMINATION OF REGISTRATION RIGHTS.

                           (a) No Holder shall be entitled to exercise any right
provided for in this Section 2 after five (5) years following the closing of the Initial Offering.

                           (b) In addition, the right of any Holder to request
registration or inclusion in any -registration pursuant to Section 2 shall terminate on such date, after the closing of the Initial Offering, that all shares of Registrable Securities held or entitled to be held upon conve rsion by such Holder may immediately be sold under Rule 144 during any 90-day period; provided, however, that the provisions of this Section 2.15(b) shall not apply to any Holder who owns at least one percent (1%) of the Company's outstanding stock.

         3. COVENANTS OF THE COMPANY

                  3.1 DELIVERY OF FINANCIAL STATEMENTS.

                           (a) The Company shall deliver to each Holder who
holds any shares of Preferred Stock or the shares issued or issuable upon conversion thereof:

                                   (i) as soon as practicable, but in any event
within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of shareholder's equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company's Board of Directors; and

                                   (ii) as soon as practicable, but in any event
within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter, together with an instrument executed by the Chief Financial Officer or President of the Company certifying that such financial reports were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustments.

                           (b) The Company shall deliver to each Holder who
holds at least one million (1,000,000) Registrable Securities (or Common Stock issued or issuable upon conversion thereof, as adjusted for stock splits, stock, dividends, and the like):

                                   (i) as soon as practicable, but in any event
thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets and statements of cash flows for such months (the "ANNUAL FINANCIAL PLAN") and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

                                   (ii) within twenty (20) days of the end of
each month, an unaudited income statement and statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail, and comparing the results to the Annual Financial Plan and to the prior year comparable period, together with an instrument executed by the Chief Financial Officer or president of the company certifying that such financial reports were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by gaap) and fairly present the financial condition of the company and its results of operation for the period specified, subject to yearend audit adjustments; and

                                   (iii) such other information relating to the
financial condition, business, prospects or corporate affairs of the company as any of such holders or any assignee of any of such holders may from time to time request; provided, however, that the company shall not be obligated under this subsection (b)(iii) or any other subsection of section 3.1 to provide information that it deems in good faith to be a trade secret or similar confidential information unless the holder or holders provide assurances in writing to the company that it will maintain the confidentiality of the information.

                  3.2 INSPECTION. the company shall permit each holder, at such holder's expense, to visit and inspect the company's properties, to examine its books of account and records, and to discuss the company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such holder; provided, however, that the Company shall not be obligated pursuant to this section 3.2 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information unless such Holder provides assurances in writing to the Company that it will maintain the confidentiality of the information.

                  3.3 DIRECTORS' EXPENSES. The Company shall pay all reasonable out-of-pocket expenses incurred by members of the Company's Board of Directors when such members are acting on behalf of the Company, including attending meetings of the Board of Directors.

                  3.4 LIFE INSURANCE. The Company shall use its best efforts to obtain and maintain from an insurer satisfactory to the Investors a key man life insurance policy, the proceeds of which are payable to the Company, in the amount of $1,500.000, on the life of Bob McCausland.

                  3.5 CERTAIN OPERATING COVENANTS. Without the consent of the Holders of a majority of the Registrable Securities, the Company shall not:

                           (a) invest in, acquire an equity interest in, or
otherwise acquire, any other business entity;

                           (b) make any loan or guarantee (excluding accounts
receivable) in excess of $10,000 per transaction;

                           (c) make any material change within two years of the
date of this Agreement in the nature of the business as now conducted or as contemplated by the Company's current business plan;

                           (d) engage in any material transaction not in the
ordinary course of the Company's business; or

                           (e) engage in any transaction of a business nature
with any member of management of the Company, other than the payment of compensation, including, but not limited to, base salaries, cash bonuses, and employee stock option grants, in the ordinary course of business as approved by the board of directors.

         the company shall not, without the unanimous approval of all members of its board of directors, increase the number of shares reserved for issuance pursuant to the company's stock option plans to more than 4,210,564 shares of the company's common stock.

                  3.6 EMPLOYMENT AGREEMENTS. The Company shall enter into employment agreements with Bob McCausland, Gus Bourg and Steve Bourg (the "FOUNDERS") within ten (10) business days of the date hereof. The employment agreements will provide that 3,000,000 shares of the 12,000,000 shares owned by the Founders will have vested upon the date hereof, and that the remaining 9,000,000 shares will vest in equal monthly increments for a 36 month period beginning on the date hereof. Any unvested shares owned by the Founders shall vest in full upon the completion of the Company's initial public offering, the sale or merger of the Company or the termination of the Founder's employment by the Company. The employment agreements will provide that the Company will have a right to repurchase vested shares upon a termination of employment for the fair market value of the shares at the time of termination.

                  3.7 CONFIDENTIALITY AND EMPLOYEE INVENTIONS AGREEMENT. The Company shall cause each of its officers, employees, consultants, and independent contractors to enter into a confidentiality and employee inventions agreement with the Company (which agreement shall be in a form acceptable to the investor) that restricts the disclosure, of the company's proprietary information to third parties and provides for assignment to the Company of all inventions and intellectual property created and developed by such employees, consultants, and contractors in the course of their employment or engagement, as the case may be, by the Company.

                  3.8 ASSIGNMENT OF COMPANY RIGHTS. In the event the Company elects not to exercise any right of first refusal or right of first offer that the Company may have on a proposed transfer of any of the Company's outstanding capital stock pursuant to the Company's charter documents, by contract or otherwise, the Company shall, to the extent it may do so, assign such right of first refusal or right of first offer to the Investor. In the event of such assignment, the Investors shall have a right to purchase the capital stock proposed to be transferred.

                  3.9 STOCK VESTING. Unless otherwise approved unanimously by the Board of Directors, all shares of the Company's capital stock, stock options, and other stock equivalents Issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting as follows: (a) twenty-five percent (25 %) of such stock, options, or equivalents shall vest at the end of the first year following the earlier of the date of issuance or the date of commencement of such person's services to the Company, and (b) seventy-five percent (75 %) of such stock, options, or equivalents shall vest quarterly over the remaining three (3) years thereafter. with respect to any stock, options, or equivalents issued to any such person, the Company's repurchase option shall provide that, upon such person's termination of employment or service with the company, prior to the company's initial Offering with or without cause, the company or its assignee (to the extent permissible under applicable securities laws and other laws) shall have the option to purchase, at fair market value, such stock, options, or equivalents, less the exercise price of any vested options held by such person.

                  3. 10 TERMINATION OF COVENANTS. The covenants set forth in this Section 3 shall, except as otherwise specifically provided, terminate and be of no further force or effect upon the earlier of.

                           (a) the effective date of the Registration Statement
pertaining to the Initial Offering;

                           (b) the closing date of (i) a sale, lease or other
disposition of all or substantially all of the Company's assets, or (ii) an acquisition of the Company by another entity by stock purchase, consolidation, merger or other reorganization in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the entity surviving such transaction; or

                           (c) when the Company first becomes subject to the
periodic reporting requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended;

         4. RIGHT OF FIRST REFUSAL

                  4.1 FUTURE SALES OF SHARES. Subject to the terms and conditions specified in this Section 4, the Company hereby grants to each Holder who holds at least one million (1,000,000) Registrable Securities a right of first refusal with respect to future sales by the Company of its Shares. For purposes of this, Section 4, a "Holder" includes any general partners, affiliates, immediate family members (or a trust for the benefit therefor) to whom Registrable Securities were gifted or transferred, and any trust for the benefit of a Holder (collectively, "ALL RELATED PARTIES"). Each Holder shall be entitled to apportion the right of first offer hereby granted it among itself and all related parties in such proportions as it deems appropriate.

                  4.2 EXERCISE OF RIGHT. Each time the Company proposes to offer any Shares, the Company shall first make an offer of such shares to each holder as follows:

                           (a) The Company shall deliver a notice ("NOTICE") to
each Holder stating (i) the Company's bona fide intention to offer such Shares,
(ii) the number of such Shares to be offered, and (iii) the price and other terms upon which it proposes to offer such Shares.

                           (b) By written notification received by the Company,
within seven (7) days after receiving the Notice, a Holder may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Series A Stock then held, by such Holder bears to the total number of shares of Common Stock outstanding, or issuable upon conversion of outstanding Series A Preferred Stock.

                  4.3 SALE TO THIRD PARTIES. If all Shares that the Holders are entitled to purchase or obtain pursuant to Section 4.2(b) are not elected to be purchased or obtained, the Company may, during the sixty (60) day period following the expiration of the period provided in Section 4.2(b), offer the remaining subscribed portion of such Shares to any person or persons at a price not less than that, and upon terms no more materially favorable to the offeree than those, specified in the Notice, If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within fifteen (15) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Holders in accordance herewith.

                  4.4 EXCLUDED SHARES, The right of first refusal in this
Section 4 shall not be applicable to (a) up to an aggregate of 3,890,802 shares of Common Stock issuable or issued to directors, employees or consultants of or advisors to the Company, pursuant to stock purchase or stock option plans or any other arrangements approved by the Board of Directors; (b) up to 153,987 shares of Common Stock issuable upon the exercise of a warrant held by Pacific Crest Securities Inc.; (c) up to 165,775 shares of Common Stock issuable upon the exercise of a warrant held by Ascend Communications Inc.; (d) up to an aggregate of 1,439,500 shares issuable upon the exercise of certain warrants issued to prior investors; and (e) shares of Common Stock issued or issuable to leasing companies, investment bankers, landlord, lenders, and other vendors of goods and services to the Company; or (f) shares of Common Stock issued or Issuable to any Holder.

                  4.5 ASSIGNMENT OF RIGHTS. The rights of first refusal set forth in this Section 4 may be assigned or transferred to the same parties, subject to the same restrictions, as any transfer or assignment of registration rights as set forth in Section 2.12,

                  4.6 TERMINATION OF RIGHTS. The rights of first refusal set forth in this Section 4 shall terminate upon the earlier of (a) The effective date of the registration statement pertaining to a public offering of shares of Common Stock that results in the Series A Stock being converted to Common Stock; (b) a sale, lease or other disposition of all or substantially all of the Company's assets; or (c) an acquisition of the Company by another entity by stock purchase, consolidation, merger or other reorganization in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the entity surviving such transaction.

         5. RIGHT OF CO-SALE

                  5.1 RIGHT OF CO-SALE Subject to the terms and conditions specified in this Section 5, each of Bob McCausland, Steve Bourg, and Gus Bourg (individually, a "FOUNDER" and collectively, the "FOUNDERS") grants the Holders the right to participate in any sale, assignment, gift, bequest, pledge or other transfer ("TRANSFER") of any Shares owned by the Founder on the same terms and conditions on which they, or any one of them, proposes to Transfer their Shares. To the extent that the Holders exercise their right of co-sale as set forth below, the number of shares that the Founders, or any one of them, may Transfer in a proposed the transaction shall be correspondingly reduced.

                  5.2 EXERCISE OF RIGHT. Each time a Founder proposes to Transfer any Shares, he shall first notify the Investors as follows:

                           (a) The selling Founder shall deliver a notice
("PARTICIPATION NOTICE") to the Holders stating (i) the Founder's bona fide intention to Transfer his Shares, (ii) the number of such Shares to be Transferred, and (iii) the price and other terms upon which he proposes to Transfer his Shares.

                           (b) By written notification received by the selling
Founder within thirty (30) days after receiving the Participation Notice, the Holders may elect to Transfer, at the price and on the terms specified in the Participation Notice, up to that portion of such Shares that equals the proportion that the number of shares of common stock issued and held, or issuable upon conversion of the series a stock then held, by such holder bears to the total number of shares of common stock outstanding, or issuable upon conversion of outstanding Series A Preferred Stock.

                           (c) Each Holder shall effect its participation in the
transfer by promptly delivering to the selling founder, for transfer to the prospective purchaser, one or more cerfificates, properly endorsed for transfer, which represent (i) the type and number of Shares that the Holder elects to transfer; or (ii) that number of Shares of Series A Stock that is at such time convertible into the number of Shares of Common Stock that such Holder elects to sell; provided, however, that if the prospective purchaser objects to the delivery of Series A stock in lieu of Common Stock, such Holder shall convert such Series A Stock into Common Stock and deliver Common Stock to the prospective purchaser. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser.

                  5.3 OBLIGATION TO EFFECT TRANSFER. The stock certificate or certificates that the Holders deliver to the selling Founder pursuant to paragraph 5.2(c) shall be transferred to the prospective purchaser upon consummation of the Transfer of the Shares pursuant to the terms and conditions specified in the Participation Notice, and the Founder shall concurrently therewith remit to each participating Holder that portion of the Transfer proceeds to which such Holder is entitled by reason of its participation in such Transfer.

                  5.4 TERMINATION OF RIGHTS. The rights of co-sale set forth in this Section 5 shall terminate upon die earlier of (a) the effective date of the registration statement pertaining to a public offering of shares of Common Stock that results in the Series A Stock being converted to Common Stock; (b) a sale, lease or other disposition of all or substantially all of the Company's assets; or (c) an acquisition of the Company by another entity by stock purchase, consolidation, merger or other reorganization in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the entity surviving such transaction.

         6. MISCELLANEOUS

                  6.1 SUCCESSORS AND-ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, including permitted transferees of any Registrable Securities. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  6.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Washington as applied to agreements among Washington residents entered into and to be performed entirely within Washington.

                  6.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  6.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  6.5 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid or upon delivery to a recognized courier service and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

                  6.6 EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  6.7 AMENDMENTS AND WAIVER . Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of more than fifty percent (50%) of the Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities, or shares of Series A Stock, then outstanding and the Company.

                  6.8 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  6.9 AGGREGATION OF STOCK. All shares of Registrable Securities or Series A Preferred Stock held or acquired by an Investor and All Related Parties of such Investor shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                  6.10 ENTIRE AGREEMENT. This Agreement and the Purchase Agreement constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE COMPANY:                     FREEI NETWORKS, INC.

                                 By: /s/ Bob McCausland
                                    ------------------------------

                                 Printed Name: Bob McCausland
                                 Title: President

INVESTORS:                       SEQUOIA CAPITAL IX
                                 SEQUOIA CAPITAL ANGEL FUND
                                 SEQUOIA CAPITAL IX PRINCIPALS FUND

                                 By: SC IX Management, LLC
                                     A California Limited Liability Company
                                     Its General Partner

                                        Illegible
                                 ------------------------------
                                 Title: Managing Member

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE COMPANY:                FREEI NETWORKS, INC.

                            By:
                               -------------------------

                            Printed Name: Bob McCausland
                            Title: President

INVESTORS:                  SEQUOIA CAPITAL IX
                            SEQUOIA CAPITAL ANGEL FUND
                            SEQUOIA CAPITAL IX PRINCIPALS FUND

                            By: SC IX Management, LLC
                                A California Limited Liability Company
                                Its General Partner

                            By:    Illegible
                               -------------------------
                            Title: Managing Member

  FOUNDER:                                  BOB McCAUSLAND

                                             /s/ Bob McCausland
                                            -----------------------------

  FOUNDER:                                  STEVE BOURG

                                             /s/ Steve Bourg
                                            ----------------------------

  FOUNDER                                   GUS BOURG

                                             /s/ Gus Bourg
                                            ----------------------------